Exhibit No. 10.19



                       Gateway 2000, Inc.
              1996 Long-Term Incentive Equity Plan
                           As Amended


     1. Purpose. The 1996 Long-Term Incentive Equity Plan (the "Plan") is intended to promote the long-term success of Gateway 2000, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent managers and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

     2. Term. The Plan shall become effective upon its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at, a meeting of stockholders of the Company, and shall terminate at the close of business on the fifth anniversary of such approval date unless terminated earlier by the compensation Committee (as defined in Section 3). After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. Plan Administration. A committee (the "Compensation Committee") appointed by the Board of Directors of the Company (the "Board") shall be responsible for administering the Plan. The Compensation Committee shall be comprised of two or more non-employee members of the Board who shall qualify as disinterested persons to administer the Plan as contemplated by (1) Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rules; and (2) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Compensation Committee in each case shall be final, binding and conclusive with respect to all interested parties.

     4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Compensation Committee.

     5. Shares of Common Stock Subject to the Plan. Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock, $.01 par value, of the Company ("Shares") which may be transferred to participants under the Plan shall be 12,800,000. The aggregate number of Shares that may be issued under awards pursuant to Section 8.3 of the Plan shall not exceed 6,400,000 Shares, and the aggregate number of Shares that may be covered by awards granted to any single individual under the Plan shall not exceed 1,000,000 Shares per fiscal year of the Company. Any or all of the Shares may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Code.

      Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan, also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the Shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the Shares available for issuance. Any Shares that are issued by the company, and any awards that are granted through the
assumption  of,  or  in  substitution  for,  outstanding   awards
previously granted by acquired entity shall not be counted against the Shares available for issuance under the Plan.

      Any Shares issued under the Plan may consist in whole or in part of authorized and unissued Shares or of treasury Shares, and no fractional Shares be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

     6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of Shares that may be issued under the Plan, the aggregate number of Shares that may be issued pursuant to Section 8.3 of the Plan, and the aggregate number of Shares that may be granted to any single individual under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per Share for any outstanding stock options, SARs or similar awards under the Plan.

     7. Fair Market Value. "Fair Market Value," for all purposes under the Plan, shall mean the closing price of a Share as reported daily in The Wall Street Journal or similar, readily available public source for the date in question. If no sales of Shares were made on such date, the closing price of a Share as reported for the preceding day on which a sale of Shares occurred shall be used.

     8. Awards. The Compensation Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

        8.1. Stock Options. A stock option is a right to purchase a specified number of Shares during a specified period as determined by the Compensation Committee. The purchase price per Share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a Share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Compensation Committee, complies with Section 422 of the Code. The price at which Shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Compensation Committee, including (1) tendering Shares (with prior approval of the Chief Executive Officer if Shares are owned less than six months); (2) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise; or (3) any combination of the above.

        8.2. SARs. A SAR is a right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a Share for such tandem or replaced stock option.

        8.3. Stock Awards. A stock award is a grant made or denominated in Shares or units equivalent in value to Shares. All or part of any stock award may be subject to conditions and restrictions established by the Compensation Committee, as set forth in the applicable award agreement, which may include, but are not limited to, continuous service with the Company and/or the achievement of performance goals. The performance criteria that may be used by the Compensation Committee in granting a stock award contingent on performance goals shall consist of earnings, earnings per share, revenues, profit growth, profit-related return ratios, cash flow or total stockholder return. The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be stated in absolute terms or relative to comparable companies.

      Notwithstanding anything to the contrary contained in the Plan, the Compensation Committee may grant a stock award which is not contingent on performance goals or which is contingent on performance goals other than those specified in this Section 8.3, provided the Compensation Committee shall have determined that such award is not required to satisfy the requirements for "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

     9. Dividends and Dividend Equivalents. The Compensation Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Compensation Committee may establish, including reinvestment in additional Shares or Share equivalents.

     10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Compensation Committee shall determine at the time of grant, and with such restrictions as it may impose. The Compensation Committee also may require or permit participants to elect to defer the issuance of Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

     11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than
(1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16B-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a qualified domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

      In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or other non-profit institution, the Compensation Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Compensation Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

     12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Compensation Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Compensation Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Compensation Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

     13. Foreign Participation. In order to assure the viability of awards granted to participants employed in foreign countries, the Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purposes; provided that, no such supplements, amendments, restatements or alternative versions shall increase the Share limitations contained in Section 5 of the Plan.

     14. Acceleration and Settlement of Awards. The Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Compensation Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

     14A.  Change of Control

     14A.1.   Additional Option Grant; Substituted  Options.   In
the event of a Change of Control as defined in Section 14A.2(a):

     (a) All employees who received a grant of options under this Plan in the twelve months preceding the effective date of such Change in Control shall receive a grant of options, effective as of the day preceding such Change in Control, equal to the aggregate number of options granted to such employee in such twelve-month period, provided that any such grant shall comply with Section 162 (m) of the Code. All such options shall vest 100% twenty-four months from the date of grant unless vesting is accelerated as provided below.

     (b) All outstanding options that are not exercisable on the date of a Change in Control, including any options granted pursuant to paragraph (a) above, shall immediately become exercisable in full upon such Change in Control unless, in the case of a Change in Control described in Section 14A.2 (a) (i) or
(iii), the acquiring company has agreed in writing to assume the option obligation by substituting options of its own which are comparable in all respects to the outstanding options under the Plan (including the provisions of paragraph (a) (iii) below), with each such substituted option appropriately adjusted to apply to the number and class of securities which would have been issuable to the holder thereof had the option been exercised immediately prior to such Change in Control (including adjustments to the number and exercise price of such options).

     (iii) Notwithstanding anything to the contrary in the foregoing or elsewhere in the Plan, in the event of a participant's Involuntary Termination within eighteen (18) months of the effective date of a Change in Control described in Section 14A.2 (a) (i) or (iii), such termination shall be treated as approved by the Compensation Committee for purposes of all of such participant's option award agreements, and all of such participant's then outstanding nonexercisable options shall become exercisable in full as of midnight of the day before such termination.

     14A.2 Definitions. (a) For purposes hereof, the term "Change in Control" shall mean (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or (ii) a change in the composition of the board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been initially elected or nominated for election as Board members during such period by at least a majority of the board members described in clauses (A) and (B) who were still in office at the time such election or nomination was approved by the Board, (iii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

      (b) For purposes hereof, the term "Involuntary Termination" shall mean any of the following changes in the terms and conditions of an employee's employment:

          (i) an involuntary termination of employment for any reason other than death, entitlement to benefits under the Company's long-term disability plan or Cause;
          (ii) a reduction in his or her level of compensation (including base salary), fringe benefits and participation in corporate performance based bonus or incentive programs;
          (iii) a change in his or her position with the Company which materially reduces his or her level of job responsibility and/or authority; or
          (iv) without the employee's consent, the relocation of the employee's regular assigned workplace by more than 50 additional miles from his or her residence.

      (c) For purposes hereof, the term "Cause" shall mean: (i) the willful and continued failure of an employee to perform substantially the employee's duties with the Company or an affiliate (other than a failure resulting from an incapacity due to physical or mental illness), after written notice specifically identifying any such failures has been delivered to the employee and the employee has been given an opportunity to cure such failures; (ii) the willful engaging by the employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) the commission of any act of fraud, embezzlement or dishonesty by the participant; or (iv) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any subsidiary of the Company.

           14A.3 Parachute Payments. In the event that the aggregate present value of payments to a participant under this Plan and/or under any other plan, program, or arrangement maintained by the Company constitutes an "excess parachute payment" (within the meaning of Code Section 280G(b) (1)) and the excise tax on such payment would cause the net parachute payments (after taking into account federal and state income and excise taxes) to which such participant would otherwise be entitled to be less than what such participant would have netted (after taking into account federal and state income taxes) had the present value of such participant's total parachute payments equaled $1.00 less than three times his or her "base amount" (within the meaning of Code Section 280G (b) (3) (A)), unless the Company and the affected individual(s) otherwise have agreed by separate contract or award, his or her total "parachute payments" (within the meaning of Code Section 280G (b) (2) (A)) shall be reduced (but by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that such participant's tax rate will be the maximum marginal federal and state income tax rate on earned income, with such maximum federal rate to be computed with regard to Code
Section 1(g), if applicable. In the event that the participant and the Company are unable to agree as to the amount of the reduction described above, if any, the participant shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the relevant change of control) by the Company regarding federal income tax matters, and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the participant and the Company.

     15. Plan Amendment. The Plan may be amended by the Compensation Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of Shares available for issuance in accordance with Sections 5 and 6 of the Plan, or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the Exchange Act or Section 162(m) of the Code. The Board may suspend the Plan or terminate the Plan at any time; provided that, that no such action adversely affects any outstanding benefit. Any Shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent long-term incentive equity plan for employees of the Company.

     16. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use Shares to satisfy required tax withholding (with prior approval of the Chief Executive Officer if Shares are owned less than six months) and such Shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     17. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any Shares unless such Shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such Shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the Shares under the federal securities laws or take any other steps as may be necessary to enable the Shares to be offered and sold under federal or other securities laws. Prior to receiving Shares, a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing Shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

     18. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the compensation Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or the severance pay law of any country. Further, the Company may adopt other
compensation  programs,  plans  or  arrangements  as   it   deems
appropriate or necessary.

     19. Unfunded Plan. Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

     20. Use of Proceeds. The cash proceeds received by the Company from the issuance of Shares pursuant to awards under the Plan shall constitute general funds of the Company.

     21. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of Shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Shares issued pursuant to it.

     22. Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     23. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of South
Dakota and applicable federal law.

      24. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.